EXHIBIT 3.2

                             BYLAWS
                             ------

                               OF

                 Capital Ventures Group IV, Inc.
                 -------------------------------


                            ARTICLE I
                            ---------
                          SHAREHOLDERS
                          ------------

     1.   SHARE CERTIFICATES.  Certificates evidencing fully-paid
          ------------------
shares of the corporation shall set forth thereon the statements prescribed by Section 607.0625 of the Florida Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, must be signed, either manually or in facsimile, by any one of the following officers: the
President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Secretary, or by an officer designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

      2.    FRACTIONAL  SHARES OR SCRIP.   The  corporation  may:
            ---------------------------
issue fractions of a share or pay in money the fair value of fractions of share: make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share; and issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the corporation or its agent, entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required by of Section
607.0625  of  the  Business Corporation Act.   The  holder  of  a
fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The Board of Directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

     3.   SHARE TRANSFERS.    Upon compliance with any provisions
          ---------------
restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation


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shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation shall be so expressed in the entry of transfer.

      4.    RECORD  DATE FOR SHAREHOLDERS.  For  the  purpose  of
            -----------------------------
determining shareholders entitled to notice of or to vote any meeting of shareholders to demand a special meeting, or to take any other action, the Board of Directors, of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days (120) days after the date fixed for the original meeting.

     5.   MEANING OF CERTAIN TERMS.  As used herein in respect of
          ------------------------
the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only on a class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon whom the Business Corporation Act confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6.   SHAREHOLDER  MEETING.
          --------------------

           -TIME.   The annual meeting shall be held on the  date
           -----
fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

           -PLACE.  Annual meetings and special meetings shall be
           ------
held at such place in or out of the State of Florida as the directors shall from time to time fix.

           -CALL.  Annual meetings may be called by the directors
           -----
or the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, or the Secretary or by an officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner.

           -NOTICE  OR ACTUAL OR CONSTRUCTIVE WAIVER  OF  NOTICE.
           -----------------------------------------------------
The corporation shall notify shareholders of the date, time, and place of each annual and special shareholder's meeting. Such notice shall be no fewer than ten or more than sixty days before the meeting date. Unless the Business Corporation Act or the


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articles of incorporation require otherwise, notice of an  annual meeting need not include a description of the purpose or purposes for which the meeting need not include a description of the
purpose  or  purposes for which the meeting  is  called.   Notice
shall be given in the manner provided in Section 607.0141 of  the
Business  Corporation  Act,  by  or  at  the  direction  of   the
President,  the Secretary, or the officer or persons calling  the
meeting.   Notice of a special meeting must include a description
of  the  purpose  or  purposes for which the meeting  is  called.
Unless   the   Business  Corporation  Act  or  the  articles   of
incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting. A shareholder may waive any notice required by the Business Corporation Act, the articles of incorporation, or the Bylaws
before  or  after  the date and time stated in the  notice.   The
waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

           -VOTING LIST FOR MEETING.  After fixing a record  date
           ------------------------
for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group, with the address of and number and class and series, if any of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, for a period of ten days prior to the meeting or such sorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, or at a place identified in the meeting notice in the city where the meeting will be held, or at the office, of the corporation's transfer agent or registrar. A shareholder, his agent or attorney is entitled on written demand to inspect the list subject to the requirements of Section 607.1602(3) of the Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

           -CONDUCT  OF  MEETING.  Meetings of  the  shareholders
           ---------------------
shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

           -PROXY  REPRESENTATION.  A shareholder may  appoint  a
           ----------------------
proxy to vote or otherwise act for him by signing an appointment from, either personally or his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven months, unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the anointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.


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            -SHARES  HELD  BY  NOMINEES.   The  corporation   may
            ---------------------------
establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of this recognition may be determined in the procedure.


           -QUORUM.   Unless the articles of incorporation or the
           -------
Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting a group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

           -VOTING.  Directors are elected by a plurality of  the
           -------
votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Business Corporation Act requires a greater number of affirmative votes.

           7.  ACTION WITHOUT MEETING.  Unless otherwise provided
               ----------------------
in the articles of incorporation action required or permitted by the provisions of the Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote hereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless within sixty days of the date of the earliest dated consent delivered in the manner require by Section 607.0704 of the Business Corporation Act, written consents signed by holders of shares having the number of votes required to take action are delivered to the corporation by delivery as set forth in Section
607.0704 of the Florida Business Corporation Act. Action under this paragraph is subject to the requirements of Section 607.0704 of the Business Corporation Act.



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                           ARTICLE II
                           ----------
                       BOARD OF DIRECTORS
                       ------------------

      1.   FUNCTIONS  GENERALLY  - COMPENSATION.   All  corporate
           ------------------------------------
powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

      2.    QUALIFICATIONS AND NUMBER.  A director need not be  a
            -------------------------
shareholder, a citizen of the United States, or a resident of the State of Florida. The initial Board of Directors shall consist of one person, which shall be the number of directors until changed. Thereafter, the number of directors shall not be less than one (1) nor more than ten (10). The number of directors may be fixed or changed from time to time by the shareholders. The number shall never be less than one.

      3.    TERMS  AND  VACANCIES.   The  Terms  of  the  initial
            ---------------------
directors of the corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders' meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the numbers of directors, it may be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the Board of Directors, or by the shareholders, unless the articles of incorporation provide otherwise.

     4.   MEETINGS.
          --------

           -TIME.   Meetings shall be held at such  time  as  the
           -----
Board shall fix, except that the first meeting of a newly elected
Board shall be held as soon after its election as the directors may conveniently assemble.

           -PLACE.  The  Board of Directors may hold  regular  or
           ------
special meetings in or out of the State of Florida at such place as shall be fixed by the Board.

           -CALL.  No call shall be required for regular meetings
           -----
for which time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, of the President, or of a unanimous decision by all of the directors in office.

           -NOTICE  OR  ACTUAL OR CONSTRUCTIVE  WAIVER.   Regular
           -------------------------------------------
meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of a special meeting need not describe the purpose of the meeting. Notice of a meeting of the Board of Directors need not given to any director who signs a waiver of notice of such meeting and a waiver of any and all objection to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the


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transaction  of  business  because the meeting  is  not  lawfully called or convened.

          -QUORUM AND ACTION.  A quorum of the Board of Directors
          ------------------
consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a unanimous vote of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

           -CHAIRMAN  OF THE MEETING.  Meetings of the  Board  of
           -------------------------
Directors shall be presided over by the following directors in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, or any other director chosen by the Board.

           5.  REMOVAL OF DIRECTORS.  The shareholders may remove
               --------------------
one or more directors with or without cause pursuant to the provisions of Section 607.0808 of the Business Corporation Act.

           6.   COMMITTEES.  The Board of Directors by resolution
                ----------
adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation or the
Bylaws, shall have and may exercise all the authority of the Board of Directors, except such authority as may not be delegated under the Business Corporation Act. Each committee may have two or more members, who serve at the pleasure of the Board of Directors. The provisions of Sections 607.082, 607.0823, and
607.0824 of the Business Corporation Act, which govern meetings, notice and waiver of notice, and quorum and voting requirements, apply to committees and their members as well.

           7.    ACTION  WITHOUT  MEETING.   Action  required  or
                 ------------------------
permitted by the Business Corporation Act to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

                           ARTICLE III
                           -----------
                            OFFICERS
                            --------

     The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.


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     A duly appointed officer may appoint one or more officers or assistant officers is authorized by the Board of Directors.

      Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary shall have the responsibility for preparation and custody of minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

      The Board of Directors may remove any officer at any time with or without cause.

                           ARTICLE IV
                           ----------
                   REGISTERED OFFICE AND AGENT
                   ---------------------------

      The  address  of  the  initial  registered  office  of  the corporation and the name of the initial registered agent  of  the
corporation   are   set  forth  in  the  original   articles   of
incorporation.
















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